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Exhibit 10.7

FORM OF INSIDER LETTER

                            , 2007

Prospect Acquisition Corp.
695 East Main Street
Stamford, Connecticut 06901

        Re:    Initial Public Offering

Gentlemen:

        This letter is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement") entered into by and between Prospect Acquisition Corp., a Delaware corporation (the "Company"), and Citigroup Global Markets Inc., as Representative (the "Representative") of the several Underwriters named in Schedule I thereto (the "Underwriters"), relating to an underwritten initial public offering (the "IPO") of the Company's units (the "Units"), each Unit consisting of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant to purchase one share of Common Stock (each, a "Warrant"). Certain capitalized terms used herein are defined in paragraph 19 hereof.

        In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

        1.     If the Company solicits approval of its stockholders of an Initial Business Combination, the undersigned will vote all shares of Founders' Common Stock owned by him, her or it in accordance with the majority of the votes cast by the holders of the IPO Shares and will vote all shares of Common Stock owned by him, her or it in favor of an amendment to the Company's certificate of incorporation to provide for the Company's perpetual existence.

        2.     [In the event that the Company fails to consummate an Initial Business Combination within twenty-four (24) months from the date ("Effective Date") of the final prospectus relating to the IPO, the undersigned will, as promptly as possible, take all reasonable actions within his power to (a) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (b) cause the Company to liquidate as soon as reasonably practicable.](1) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the undersigned's shares of Founders' Common Stock ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided that the foregoing shall not apply to any IPO Shares acquired by the undersigned. [In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Account and only if such a vendor or prospective target business does not execute an agreement waiving any claims against the Trust Fund and provided, further, that such indemnity shall not apply as to any claims under the Company's obligation to indemnify the

(1)
Applies only to officers and directors.

Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The undersigned hereby represents and warrants that [he/it] is an "accredited investor" (as defined in Regulation D of the Securities Act of 1933, and that [he/it] has sufficient funds available to [him/it] to satisfy [his/its] indemnification obligations set forth in this paragraph 2.](2) The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate on the Company's liquidation.

        3.     The undersigned acknowledges and agrees that the Company will not consummate any Initial Business Combination which involves a company which is affiliated with any of the Insiders, including any businesses that are either portfolio companies of, or have otherwise received a material financial investment from any Insider or any entity affiliated with any Insider.

        4.     Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination; provided that commencing on the Effective Date, each of Teleos Asset Management LLC and LLM Advisors L.P. (each, a "Related Party"), entities affiliated with Daniel Gressel, a director, and Patrick J. Landers, our president and a director, and J. Clive Allison, our chief financial officer and secretary, shall be allowed to charge the Company $4,500 and $3,000, respectively, per month, representing an allocable share of Related Party's overhead, to compensate it for the Company's use of Related Party's offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating an Initial Business Combination. In addition, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P. and LLM Investors L.P. each will be entitled to repayment of the $120,000, $78,400 and $1,600 non-interest bearing loans made by them, respectively, to the Company to cover offering expenses, in accordance with the repayment terms thereof.

        5.     Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates an Initial Business Combination.

        6.     The undersigned will escrow all of the undersigned's shares of Founders' Common Stock until one year after the consummation by the Company of a Business Combination subject to the terms of an escrow agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company, as escrow agent.(3)

        7.     To the extent that the Underwriters do not exercise their over-allotment option to purchase as additional 2,250,000 Units of the Company (as described in the Prospectus), the undersigned agrees to permit the Company to repurchase from the undersigned, at a purchase price equal to $0.0001 per share, a number of shares of Founders' Common Stock determined by multiplying the number of shares of Founders' Common Stock held by the undersigned by a fraction, (i) the numerator of which is 2,250,000 minus the number of Units purchased by the Underwriters upon exercise of their over-allotment option, and (ii) the denominator of which is 2,250,000.(4)

(2)
Applies only to Mr. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P.
(3)
Applies only to parties to the Escrow Agreement.
(4)
Applies only to parties to the Escrow Agreement.

        8.     The undersigned will escrow all of the undersigned's Sponsors' Warrants until thirty days after the consummation by the Company of a Business Combination subject to the terms of an escrow agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company, as escrow agent.(5)

        9.     The undersigned agrees that the undersigned will not transfer or sell any Sponsors' Warrants the undersigned holds except in accordance with the transfer restrictions set forth in such warrants, including the Warrant Agreement relating thereto and the Escrow Agreement.(6)

        10.   The undersigned agrees not sell or transfer any Founders' Common Stock for a period of one year from the consummation of an Initial Business Combination or earlier if, subsequent to the Business Combination, (i) the closing price of the Common Stock equals or exceeds $14.50 per share for any 20 trading days within any 30-trading day period or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided, however, that transfers can be made to Permitted Transferees who agree in writing to be bound to the transfer restrictions, agree to vote in accordance with the majority of the votes cast by the holders of the IPO Shares in the event that the Company solicits approval of its stockholders of an Initial Business Combination and waive any rights to participate in any liquidation distribution if the Company fails to consummate an Initial Business Combination. As used herein, "Permitted Transferee" means a transfer (i) to any officer or director of the Company, any affiliates or family members of any officer or director of the Company or any affiliates of any Sponsor (as defined herein), (ii) in the case of a natural person, by gift to a member of such person's immediate family or to a trust, the beneficiary of which is a member of such person's immediate family, an affiliate of such person or to a charitable organization, (iii) in the case of a natural person, by virtue of the laws of descent and distribution upon death of such person, (iv) with respect to any Sponsor, by virtue of the laws of Delaware or such Sponsor's organizational documents upon dissolution of such Sponsor, (v) in the case of a natural person, pursuant to a qualified domestic relations order, (vi) in the event of the Company's liquidation prior to completion of an Initial Business Combination or (vii) in the event the Company's consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the Company's consummation of its Initial Business Combination.

        The undersigned agrees that prior to any transfer of any Founders' Common Stock the undersigned will give written notice to the Company expressing his desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the undersigned agrees not to make any disposition of all or any portion of the Founders' Common Stock unless and until:

          (a)   there is then in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the required legends with respect to the Founders' Common Stock sold pursuant to such registration statement shall be removed; or

          (b)   if reasonably requested by the Company, (A) the undersigned shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Founders' Common Stock under the Securities Act, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the legend required with respect to the Founders' Common Stock and if applicable, those referred to in the first paragraph of this Section 10.

(5)
Applies only to parties to the Escrow Agreement.
(6)
Applies only to parties to the Escrow Agreement.

        11.   The undersigned agrees not to participate in the formation of, or become an officer or director of, any blank check company that may complete a business combination with an entity in the financial services industry as its principal business until the earlier of (i) the date on which the Company entered into a definitive agreement regarding its Initial Business Combination or (ii) 24 months after the date of the Prospectus.

        12.   The undersigned agrees to be the                        of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned's biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background. Each of the undersigned's Director and Officer Questionnaire and NASD Questionnaire furnished to the Company and the Representative and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that(7):

          (a)   the undersigned is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b)   the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

          (c)   the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

        13.   The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as                         of the Company.

        14.   The undersigned hereby waives the undersigned's right to exercise conversion rights with respect to any shares of the Company's Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that the undersigned will not seek conversion with respect to such shares in connection with any vote to approve an Initial Business Combination.

        15.   The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company's Certificate of Incorporation to extend the period of time in which the Company must consummate an Initial Business Combination prior to its liquidation. Should such a proposal be put before stockholders, the undersigned hereby agrees to vote against such proposal. The undersigned further agrees that prior to the consummation of an Initial Business Combination, he will not propose any amendment to Article SIXTH of the Company's Amended and Restated Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend any of these provisions. This paragraph may not be modified or amended under any circumstances.

        16.   The undersigned hereby agrees to not amend or cause to be amended, without the written consent of the Underwriters, the Escrow Agreement to which the undersigned is a party.(8)

(7)
Applies only to directors and officers of the Company.
(8)
Applies only to parties to the Escrow Agreement.

        17.   In the event that the Company does not consummate an Initial Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.(9)

        18.   This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (a) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a "Proceeding") shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (b) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representative and appoint a substitute agent acceptable to each of the Company and the Representative within thirty (30) days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

        19.   As used herein:

          (a)   "Escrow Agreement" shall mean the Escrow Agreement dated [?], 2007 among Prospect Acquisition Corp., Continental Stock Transfer & Trust Company and Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Capital Management Systems, Inc., Michael P. Castine, SJC Capital, LLC, Michael Downey, James Cahill and Daniel Gressel;

          (b)   "Initial Business Combination" shall mean the acquisition by the Company, whether through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar type of transaction, of one or more business or assets ("Target Business" or "Target Businesses"), whose collective fair market value is equal to at least 80% of the balance in the Trust Fund, excluding deferred underwriting discounts and commissions and resulting in ownership by the Company of at least 51% of the voting equity interests of the Target Business or Businesses and control by the Company of the majority of any governing body of the Target Business or Businesses;

          (c)   "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO;

          (d)   "Founders' Common Stock" shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO;

          (e)   "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO;

          (f)    "Prospectus" shall mean the final prospectus relating to the IPO;

          (g)   "Sponsors' Warrants" shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; and

          (h)   "Trust Account" shall mean the trust account into which a portion of the net proceeds of the Company's IPO will be deposited.

(9)
Applies only to David A. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P.

        20.   The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

        21.   This letter agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (a) the consummation of an Initial Business Combination and (b) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability from any breach of this agreement prior to its termination [and provided further, that those provisions of Section 2 hereof relating to the indemnification of the Company in the case of a liquidation shall survive such liquidation.](10)

Print Name of Insider
Signature

(10)
Applies only to David A. Minella, LLM Structured Equity Fund L.P. and LLM Investors L.P.

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Exhibit 10.7